EXHIBIT 10.36

INVESTOR RELATIONS CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) effective as of December 2, 2014 is entered into by and between Elite Data Services, Inc. a Florida corporation (herein referred to as the “Company”) and EraStar Inc. a Nevada Corporation (herein referred to as the “Consultant”) or it’s successors, designees or assignees, and replaces and supersedes any and all other agreements between the above parties.

RECITALS

WHEREAS, Company is a publicly-held corporation with its common stock listed on the OTC Markets OTC.QB exchange under the symbol DEAC; and

WHEREAS, Company desires to engage the services of Consultant to advise the Company regarding investor communications, and public relations with shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain Consultant to act in an advisory and consulting capacity to the Company and Consultant hereby agrees to provide services to the Company commencing upon December 3, 2014 and ending, unless challenged or terminated, on December 3, 2015.

2. Duties of Consultant. Consultant agrees that it will generally provide the following specified advisory and consulting services through its officers, employees, consultants and other professionals during the term specified in Section 1:

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Advise, consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, assist in establishing an image for the Company in the financial community, and assist in creating the foundation for subsequent financial public relations efforts;

•	Assist in making new introductions of the Company to the financial community;

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With the cooperation and support of the Company and its management and directors, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

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Advise, assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

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Perform the functions generally assigned to shareholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to Consultant by the Company); if requested, assist in the preparation of press releases for the Company with the Company's involvement and approval of all Company press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, assist in the presentation of such symbols, logos and names, and other matters relating to corporate image;

•	Under the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

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Under the Company's direction and approval conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

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At the Company's request, and under the Company’s direction and approval, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

•	Otherwise perform as the Company's advisor and consultant for public relations and relations with financial professionals.

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3. Duties of Company. The Parties hereto recognize that the success of Consultant’s services to be provided pursuant to this Agreement rely heavily on cooperation and communication between Consultant and the Company. In this regard, the Company and Consultant agree that the Company will use its best efforts in cooperating and communicating with Consultant The above notwithstanding, the Company agrees and understands that the status of the Company’s Intellectual Property rights and defenses constitutes an important part of Consultant’s understanding of and ability to perform its duties pursuant to this Agreement.

4. Allocation of Time and Energies. Consultant hereby promises to perform and discharge faithfully the targeted responsibilities which may be assigned to Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the advisory and consulting services required hereunder. Although no specific hours-per-day requirement is required of Consultant pursuant to this Agreement; Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by Consultant are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. In addition to and notwithstanding the above, the Company represents and warrants that it is, as of the date of this Agreement, fully compliant with the reporting requirements of the United States Securities and Exchange Commission (“SEC”). The Company represents and warrants that it will continue to maintain compliance with applicable SEC rules and regulations governing the filings required by public corporations. In the event that the Company is either not fully compliant as of the effective date of this Agreement, or at any time during the term of this Agreement, then the Company and Consultant shall agree on a schedule for achieving such compliance. In the event that the parties cannot agree on such a schedule, then the dispute resolution provisions of Articles 15 and 17 herein may be invoked by either party.

5. Remuneration.

a) As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant by paying a one-time retainer of Twenty Five Thousand Dollars $25,000 within twenty (20) business days from the signing of the Agreement and Fifteen Thousand Dollars ($15,000) per month upon signing of the Contract. As an accommodation by the Consultant, the Company may issue stock in lieu of any cash payment if the Company is unable to fulfill their payment obligation.

b) For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue to Consultant eight hundred sixty-nine thousand four hundred forty-one (869,441) restricted stock shares in two certificates upon signing of the Agreement. The first certificate shall be cut to reflect Five Hundred Thousand (500,000) shares and the second certificate shall be Three Hundred and Sixty-Nine Thousand Four Hundred Forty-One (369,441) Shares. Within ten (10) business days of signing of this Agreement, the first certificate shall be promptly delivered to Consultant with its restrictive legend as a nonrefundable, non-apportionable, and non-ratable retainer of initial payment. Upon six months from the signing of the Contract if there has been no challenge or termination of the Agreement, the Company shall deliver to the Consultant the second stock certificate with its restrictive legends removed. If the Company challenges performance under this Agreement, it must do so on or before July 3, 2015, and upon third party review of performance, if performance is determined not to be met, the entire contract shall be canceled. If neither the Company or Consultant terminates or challenges this Agreement on or before July 3, 2015, the Company shall issue and deliver eight hundred sixty nine thousand four hundred forty one (869,441) restricted shares, of the Company’s Common Stock (“Common Stock” or “compensation shares”) within ten (10) business days (“Phase 2”) to the Consultant. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the shares.

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c) The Company shall grant and deliver to Consultant a warrant for 1,000,000 shares with a strike price of $2.00 per share, exercisable immediately through December 1, 2015 for a term of one (1) year from the time of its grant commencing upon the signed agreement (the “Warrant”) as additional consideration for Consultant’s services, to be delivered in one tranche. This warrant shall be issued on the effective date of this Agreement and shall be fully earned and non-assessable as of the effective date of this Agreement.

d) The compensation shares and warrants issued pursuant to this agreement shall be issued in the name of Consultant, Inc, Tax ID # 46-4156965 or its designees to be provided under separate cover email.

e) With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the “Shares”); Company shall cause to be issued a certificate representing the Common Stock and, if required by applicable law, a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has been duly authorized by the Company. Company warrants that all Shares and share equivalents issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company’s board of directors.

f) Consultant acknowledges that the shares are Rule 144 restricted shares of Common Stock to be issued pursuant to this Agreement (collectively, the “144 Securities”) have not been registered under the Securities Act of 1933, and accordingly are “restricted securities” within the meaning of Rule 144 of the Act. As such, the 144 Securities may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. The Company agrees to take any and all action(s) necessary to clear the subject securities of restriction upon presentation of any Rule 144(d) application by Consultant or its broker, including, but not limited to: (1) Authorizing the Company’s transfer agent to remove the restrictive legend on the subject securities; (2) Expediting either the acquisition of a legal opinion from Company’s counsel authorizing the removal of the restrictive legend, or accepting a third party legal opinion acknowledging same; and (3) Cooperating and communicating with Consultant and its broker in order to use Company’s best efforts to clear the subject securities of restriction as soon as possible after presentation of a Rule 144(d) application by Consultant (or its broker) to either the Company and/or the Company’s transfer agent. Further, the Company agrees to not unreasonably withhold or delay approval of any application filed by Consultant under Rule 144(d) of the Act to clear the subject securities of restriction.

g) Consultant and the Company acknowledge and agree that Consultant will suffer irreparable harm and anticipated and actual damages in the event that the Company unreasonably withholds or delays any Rule 144(d) application by Consultant to either the Company or the Company’s transfer agent. The Company agrees that money damages could not compensate Consultant for its irreparable harm.

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h) Consultant and the Company therefore agree that the Company shall have a period of five (5) business days from the date Consultant’s Rule 144(d) application is tendered to either the Company or its transfer agent by either Consultant and/or its broker, to take any and all necessary action to clear the subject securities of restriction, consistent the covenants in Section 5.4 above. The Company and Consultant agree that this five (5) day period is reasonable and consistent with industry standards concerning the handling and processing of restricted securities under Rule 144 by publicly traded companies. The Company also acknowledges that Consultant’s ability to clear the subject securities of restriction, by virtue of the Company’s best efforts, cooperation, covenants and representations in this regard is a material part of this Agreement and is a reasonable and material expectation of Consultant in entering into this Agreement. Should events occur that require further expense of time beyond this five (5) day time period, the Company and Consultant shall reasonably agree in a writing signed by each to an extension for a specific amount of time. In no event shall an extension be agreed to unless the Company comports with its “best efforts” obligations, as set out above, and communicates with Consultant bona fide and reasonable attempts at meeting Company’s obligations to clear the subject restricted securities, as described herein. Any written extension herein may be executed in counterparts by the principals of the Company and Consultant, and facsimile signatures may be tendered in lieu of originals. It is agreed that the separate signature of each principal on any agreement to extend time shall be deemed a complete original.

i) Should the Company fail to successfully take any and all actions necessary to clear the subject securities of restriction within the five (5) day time period after Consultant or its broker’s presentation of a Rule 144(d) application, or seek to extend time as provided for above in sub-section (b), and in light of the irreparable harm that Consultant will suffer in the event of any intentional and/or unintentional delay in Consultant’s Rule 144(d) application, Company herein irrevocably consents and agrees that Consultant shall be entitled to injunctive relief in order to immediately enforce Consultant’s right to removal of the restrictive legend on the Company’s securities. Company further agrees that Consultant shall be entitled to immediately seek the injunctive relief contemplated and described herein in the Superior Court of California, Marin County. Both the Company and Consultant agreed that Consultant’s access to injunctive relief; and the Company’s consent to Consultant’s ability to obtain such injunctive relief shall not otherwise amend, supersede or modify the parties’ agreement to submit any other disputes to mediation and arbitration as provided herein.

j) The third party representative as specified in 5(b) shall be Mike Baron.

6. Consent. In connection with the acquisition of Securities hereunder, Consultant represents and warrants to the Company, to the best of its/his knowledge, as follows:

a) Consultant acknowledges that Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Securities, and any additional information which Consultant has requested.

b) Consultant’s investment in restricted securities is reasonable in relation to Consultant’s net worth, which is in excess of ten (10) times Consultant’s cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Securities is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Securities. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended.

c) Consultant is acquiring the Securities for Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

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7. Non-Assignability of Services. Consultant’s services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain non cancellable and due and payable, and any compensation received by Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-Assignability of Consultant’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

8 Expenses. Consultant agrees to pay for all its other than extraordinary items outside the normal scope of operations as approved by the Company prior to its incurring an obligation for reimbursement.

9. Indemnification.

(a) The Company warrants and represents that all communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant 's performance of its obligations under this Agreement, communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

(b) The Consultant agrees to indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach of the Consultant's representations and warranties contained in, or by any breach of any other provision of, this Agreement by the Consultant.

(c) Compliance with Laws. Both Consultant and Company will comply with all applicable international, national, regional, and local laws and regulations with regard to its activities under this Agreement, including any applicable laws and regulations in the Territory, and the U.S. Foreign Corrupt Practices Act, which prevents unlawful payments to third parties and such party in violation is subject to the indemnification of the other party for resulting claims.

(d) All Prior Discussion Amendments Must Be In Writing. No provisions in either party’s past discussions, or in any other business forms or documents or emails employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement. This writings can be submitted via email post contract date. Therefore, it is very important that both parties carefully read and inspect this contract and if any agreed to terms have been omitted not included, prior to affixed signatures, the Contract shall be modified to reflect the intent and agreements of both parties. Once signatures are affixed hereto, all past agreements shall be deemed voided and this Agreement shall set forth the intent of the parties.

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10. Representations and Warranties. The Company represents and warrants that any information furnished to Consultant will contain no untrue statement of any material fact nor omit any material facts, which would make the information misleading. The Company represents and warrants that it will adhere to any and all local, state and federal laws, rules and regulations governing the Company’s businesses and any and all actions and activities involving the Company, its shareholders and the investment community. The Company further warrants that if the circumstances relating to information or documents furnished to Consultant change at any time, the Company will inform Consultant promptly of the changes and immediately deliver to Consultant documents or information necessary to ensure the continued accuracy and completeness of all information and documents. Consultant represents to the Company that it will not, to the best of Consultant’s knowledge and belief, make any untrue statement of material fact. Consultant further represents and warrants to the Company that, to the best of Consultant’s knowledge and belief, all actions taken by it, on behalf of the Company, in connection with its’ advisory services will be conducted in compliance with all applicable state and federal laws. Further, Consultant shall comply with any procedures that might be reasonably imposed by the Company or its legal counsel to ensure compliance with such laws. Both the Company and Consultant agree and acknowledge that they and their employees, advisors and consultants and therefore the parties’ duties and obligations under this Agreement will be performed and governed by applicable state and federal law, including without limitation the federal securities laws. All parties expressly understand, agree and acknowledge that Consultant's performance of its duties hereunder cannot and therefore will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with EraStar, Inc, a Nevada Corporation and not any individual member of EraStar, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of EraStar leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

11. Legal Representation. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

12. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

13. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

14. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

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15. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Elite Data Services, Inc.

4447 N. Central Expressway Ste 110-135

Dallas, TX 75205

(972)-885-3981

Attention: Steven Frye, CEO

EraStar Inc.:

11411 Southern Highlands Parkway Ste 160

Las Vegas NV 89141

(702) 480 9800

Attention: Jens Dalsgaard, CEO

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

16. Term and Termination of Agreement.

a) This Agreement shall remain in full force and effect for a term of twelve (12) months as detailed in Paragraph 5. During the terms of this Agreement the indemnity provisions set forth paragraph in 14 shall survive any termination of this Agreement.

b) After the original term of this agreement is expired, this agreement may be extended upon either party giving the other party 30 days written notice, which written notice shall be sent by certified mail return receipt. Extension of the agreement shall be effective on the 30th day after said written notice has been mailed or delivered, whichever is earlier.

c) Notwithstanding anything to the contrary, if either party materially breaches this agreement, the non-breaching party may, at his or its election, immediately terminate the agreement thereby relieving the non-breaching party of any obligation there under. Alternatively, the non-breaching party may proceed with performance without waiving any rights under the agreement. A material breach will mean and refer to a party's failure to comply with any covenants or obligation specified in this agreement.

d) In the event of a dispute arising between parties the dispute may be submitted to mediation before the Judicial Arbitration and Mediation Services ("JAMS") in Nevada or Tennessee as pursuant to Paragraph 16. The parties shall bear the costs of mediation equally. In the event that either party refuses to participate in mediation said party shall be prohibited from recovering attorney fees notwithstanding anything to the contrary in this agreement.

e) If mediation should fail to resolve the dispute between the parties, the matter shall be submitted to JAMS for binding arbitration. The discovery rules of the court shall apply and both parties have a duty of good faith to limit the cost and scope of discovery to materials pertinent to the dispute at hand. The costs of arbitration shall be equally shared by the parties until the dispute is either settled or adjudicated, at which time the arbitration may award said fees and costs to the prevailing party.

17. Choice of Law, Jurisdiction and Venue. The parties agree that if the Consultant is to bring an action under this Agreement, the Agreement shall be governed by, construed and enforced in accordance with the State of Nevada and Nevada will be the venue of any dispute and will have jurisdiction over all parties. The parties further agree that if the Company is to bring an action under this Agreement, the Agreement shall be governed by, construed and enforced in accordance with the State of Tennessee and Tennessee will be the venue of any dispute and will have jurisdiction over all parties.

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18. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or pertaining to any and all prior or subsequent agreements between or amongst the parties; or the alleged breach thereof, or relating to Consultant 's activities or remuneration under this Agreement, shall be settled by binding arbitration in Nevada (if brought by Consultant) or Tennessee (if brought by Company), in accordance with the applicable rules of the JAMS, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein.

19. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

20. Severability. If any provision of this Agreement should, for any reason, be held violative of any applicable law, and so much of this Agreement, be held unenforceable, then the invalidity of such a specific provision in this Agreement shall not be held to invalidate any other provision in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be cancelled.

21. Confidentiality. From time to time during the Term, either Party (as the ”Disclosing Party”) may disclose or make available to the other Party (as the ”Receiving Party”) information about its business affairs and services, confidential information and materials comprising or relating to Intellectual Property, trade secrets, third-party confidential information and other sensitive or proprietary information, as well as the terms of this Agreement[, whether orally or in written, electronic or other form or media][, and] [[,]whether or not marked, designated or otherwise identified as “confidential”] (collectively, ”Confidential Information”). Confidential Information does not include information that, at the time of disclosure [and as established by documentary evidence]: (a) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 9 by the Receiving Party or any of its Representatives; (b) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (c) was known by or in the possession of the Receiving Party or its Representatives prior to being disclosed by or on behalf of the Disclosing Party; (d) was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information; or (e) is required to be disclosed pursuant to applicable Law. The Receiving Party shall[, for 6 months from [receipt/disclosure] of such Confidential Information]: (x) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any Person, except to the Receiving Party’s Representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement. The Receiving Party shall be responsible for any breach of this Section 9 caused by any of its Representatives. [[On the expiration or earlier termination of this Agreement/At any time during or after the Term, at the Disclosing Party’s written request], the Receiving Party and its Representatives shall, pursuant to Section 10.4, promptly [return/destroy] all Confidential Information and copies thereof that it has received under this Agreement.

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22. All Prior Discussion Amendments Must Be In Writing. No provisions in either party’s past discussions, or in any other business forms or documents or emails employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement. This writings can be submitted via email post contract date. Therefore, it is very important that both parties carefully read and inspect this contract and if any agreed to terms have been omitted not included, prior to affixed signatures, the Contract shall be modified to reflect the intent and agreements of both parties. Once signatures are affixed hereto, all past agreements shall be deemed voided and this Agreement shall set forth the intent of the parties.

AGREED TO:

“Company”		Elite Data Services Inc.

Date:	December 3, 2014	By:	/s/ Steven Frye
Steven Frye, CEO/President

“Consultant”			Erastar, Inc.

Date:	December 3, 2014	By:	/s/ Vanessa Luna
Vanessa Luna, COO/President

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